Exhibit 99.1

OPTICAL CABLE CORPORATION 5290 Concourse Drive Roanoke, VA 24019 (Nasdaq GM: OCCF) www.occfiber.com

AT THE COMPANY:

Neil Wilkin	Tracy Smith
President & CEO	Vice President & CFO
(540) 265-0690	(540) 265-0690
investorrelations@occfiber.com	investorrelations@occfiber.com

AT JOELE FRANK, WILKINSON BRIMMER KATCHER:

Andrew Siegel	Ryan May
(212) 355-4449 ext. 127	(212) 355-4449 ext. 132
asiegel@joelefrank.com	rmay@joelefrank.com

FOR IMMEDIATE RELEASE

OPTICAL CABLE CORPORATION ANNOUNCES SHARE REPURCHASE PLAN

Up to 5% of Outstanding Shares May be Repurchased

ROANOKE, VA, March 26, 2007 — Optical Cable Corporation (Nasdaq GM: OCCF) today announced that the Company’s Board of Directors has approved a plan to purchase and retire up to 300,100 shares of its common stock, or approximately 5% of the current shares outstanding. The Company anticipates that the purchases will be made during the next 12 months unless the entire number of shares expected to be purchased under the plan is sooner acquired.

“This repurchase plan highlights our continuing confidence in Optical Cable’s prospects for long-term growth, and underscores our commitment to enhancing shareholder value. By reducing the number of outstanding shares we can leverage higher returns for our shareholders as long-term financial results improve as anticipated. Additionally, this repurchase plan may help to lessen some of the short-term share price volatility we tend to experience, allowing our shareholders to focus on the longer term,” stated Mr. Neil Wilkin, President and CEO of Optical Cable Corporation.

“Optical Cable’s strong, bank debt-free balance sheet provides us the ability to institute this repurchase plan without impeding currently planned capital expenditures and strategic initiatives,” Mr. Wilkin stated.

The Company will purchase shares from time to time. It is anticipated that many of the purchases will be made in the open market. The Company will execute purchases only during periods where the executive team and the Board of Directors are not aware of material inside information that would likely affect a seller’s decision to sell. The share repurchase plan is designed to comply with U.S. securities laws, rules and safe harbors for purchases that do not constitute tender offers—including maximum number of shares expected to be purchased, the length of time during which the purchases will occur, pricing restrictions (including not paying a premium to market trading price for shares purchased), daily purchase volume restrictions, and other restrictions.

As of January 31, 2007, Optical Cable had approximately 6 million common shares outstanding, no borrowings and approximately $11.9 million unused and available under its bank lines of credit, and a cash position of approximately $1.9 million.

Company Information

Optical Cable Corporation is a leading manufacturer of fiber optic cables primarily sold into the enterprise market, and the premier manufacturer of military ground tactical fiber optic cable for the U.S. military. Founded in 1983, Optical Cable Corporation pioneered the design and production of fiber optic cables for the most demanding military field applications, as well as fiber optic cables suitable for both indoor and outdoor use. The Company’s current broad product offering is built on the evolution of these fundamental technologies, and is designed to provide end-users with fiber optic cables that are easy and economical to install, provide a high degree of reliability and offer outstanding performance characteristics. Optical Cable Corporation sells its products worldwide for uses ranging from commercial and campus installations to customized products for specialty applications and harsh environments, including military applications. The Company manufactures its high quality fiber optic cables at its ISO 9001:2000 registered and MIL-STD-790F certified facility located in Roanoke, Virginia.

Further information about Optical Cable Corporation is available on the World Wide Web at www.occfiber.com.

FORWARD-LOOKING INFORMATION

This news release by Optical Cable Corporation (the “Company”) may contain certain “forward-looking” information within the meaning of the federal securities laws. The forward-looking information may include, among other information, (i) statements concerning the Company’s outlook for the future, (ii) statements of belief, anticipation or expectation, (iii) future plans, strategies or anticipated events, and (iv) similar information and statements concerning matters that are not historical facts. Such forward-looking information is subject to risks and uncertainties that may cause actual events to differ materially from the Company’s expectations. Factors that could cause or contribute to such differences include, but are not limited to, the level of sales to key customers, including distributors; timing of certain projects and purchases by key customers; the economic conditions affecting network service providers; corporate and/or government spending on information technology; actions by competitors; fluctuations in the price of raw materials (including optical fiber); the Company’s dependence on a single manufacturing facility; the Company’s ability to protect its proprietary manufacturing technology; market conditions influencing prices or pricing; the Company’s dependence on a limited number of suppliers; an adverse outcome in litigation, claims and other actions, and potential litigation, claims and other actions against the Company; an adverse outcome in regulatory reviews and audits and potential regulatory reviews and audits; further adverse changes in laws and regulations associated with the extraterritorial income exclusion; adverse changes in state tax laws and/or positions taken by state taxing authorities affecting the Company; technological changes and introductions of new competing products; changes in end-user preferences of competing technologies, including copper cable and wireless, relative to fiber optic cable; economic conditions that affect the telecommunications sector, certain technology sectors or the economy as a whole; terrorist attacks or acts of war, and any potential future military conflicts; changes in the level of military spending by the United States government; ability to retain key personnel; the Company’s ability to successfully implement planned changes to its information technology systems and manufacturing processes; the impact of changes in accounting policies, including those by the Securities and Exchange Commission and the Public Company Accounting Oversight Board; the Company’s ability to successfully comply with, and the cost of compliance with,

Optical Cable Corp. – Share Repurchase Plan Announced

the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 or any revisions to that act which apply to the Company; impact of future consolidation among competitors and/or among customers adversely affecting the Company’s position with its customers and/or our market position; actions by customers adversely affecting the Company in reaction to the expansion of the Company’s product offering in any manner, including, but not limited to, by offering products that compete with its customers, and/or by entering into alliances with, and/or making investments in or with, parties that compete with and/or have conflicts with customers of the Company; adverse reactions by customers, vendors or other service providers to unsolicited proposals regarding the acquisition of the Company by another company; the additional costs of considering and possibly defending the Company’s position on such unsolicited proposals regarding the acquisition of us by another company; impact of weather or natural disasters in the areas of the world in which the Company operates and markets its products; changes in market demand, exchange rates, productivity, or market and economic conditions in the areas of the world in which the Company operates and markets its products and the Company’s success in managing the risks involved in the foregoing. The Company cautions readers that the foregoing list of important factors is not exclusive and the Company incorporates by reference those factors included in current reports on Form 8-K.

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